Exhibit 20.5
Page 1 of 3
                    Navistar Financial 1997 - A Owner Trust
                        For the Month of December 1998
                     Distribution Date of January 15, 1999
                           Servicer Certificate #21

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $230,016,203.77
Beginning Pool Factor                                           0.4715933

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,598,788.56
     Interest Collected                                     $1,933,852.03

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $176,389.85
Total Additional Deposits                                     $176,389.85

Repos / Chargeoffs                                            $488,784.67
Aggregate Number of Notes Charged Off                                 140

Total Available Funds                                      $13,709,030.44

Ending Pool Balance                                       $217,928,630.54
Ending Pool Factor                                              0.4468106

Servicing Fee                                                 $191,680.17

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $12,260,247.20
     Target Percentage                                               5.25%
     Target Balance                                        $11,441,253.10
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                     ($818,994.10)
     Ending Balance                                        $11,441,253.10

Current Weighted Average APR:                                      10.035%
Current Weighted Average Remaining Term (months):                   32.01

Delinquencies                                             Dollars        Notes
    Installments:               1 - 30 days           $2,111,345.90      1,447
                                31 - 60 days            $695,058.55        467
                                60+  days               $239,194.53        124

     Total:                                           $3,045,598.98      1,479

     Balances:                  60+  days             $3,106,967.70        124

Memo Item - Reserve Account
     Prior Month                                     $12,075,850.70
+    Invest. Income                                      $39,205.21
+    Excess Serv.                                       $145,191.29
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $12,260,247.20

Exhibit 20.5
Page 2 of 3
Navistar Financial 1997 - A Owner Trust
For the Month of December 1998

                                                                               NOTES
                                                         (Money Market)
                                          TOTAL           CLASS A - 1        CLASS A - 2        CLASS A - 3      CLASS B NOTES
                                     $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                     0.00%            100.00%              0.00%             0.00%
     Coupon                                                      5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance               $230,016,203.77
Ending Pool Balance                  $217,928,630.54

Collected Principal                   $11,598,788.56
Collected Interest                     $1,933,852.03
Charge - Offs                            $488,784.67
Liquidation Proceeds / Recoveries        $176,389.85
Servicing                                $191,680.17
Cash Transfer from Reserve Account             $0.00
Total Collections Available
  for Debt Service                    $13,517,350.27

Beginning Balance                    $230,016,203.77              $0.00     $36,516,203.77    $176,000,000.00    $17,500,000.00

Interest Due                           $1,284,585.75              $0.00        $193,231.58        $990,000.00       $101,354.17
Interest Paid                          $1,284,585.75              $0.00        $193,231.58        $990,000.00       $101,354.17
Principal Due                         $12,087,573.23              $0.00     $12,087,573.23              $0.00             $0.00
Principal Paid                        $12,087,573.23              $0.00     $12,087,573.23              $0.00             $0.00

Ending Balance                       $217,928,630.54              $0.00     $24,428,630.54    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                   0.0000             0.1103             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                   $13,372,158.98              $0.00     $12,280,804.81        $990,000.00       $101,354.17

Interest Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                            $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                           $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                         $145,191.29
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance        $12,260,247.20
(Release) / Draw                        ($818,994.10)
Ending Reserve Acct Balance           $11,441,253.10

Exhibit 20.5
Page 3 of 3
Navistar Financial 1997 - A Owner Trust
For the Month of December 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                5                  4                3                  2                 1
                                             Aug-98             Sep-98           Oct-98             Nov-98            Dec-98
Beginning Pool Balance                   $278,655,438.98   $266,877,870.48   $254,755,489.66   $240,890,570.76   $230,016,203.77

A)  Loss Trigger:
    Principal of Contracts Charged Off       $991,940.48       $591,540.28       $460,785.95       $590,222.43       $488,784.67
    Recoveries                               $726,522.20       $905,389.47     $1,240,533.25       $382,660.21       $176,389.85

Total Charged Off (Months 5, 4, 3)         $2,044,266.71
Total Recoveries (Months 3, 2, 1)          $1,799,583.31
Net Loss / (Recoveries) for 3 Mos            $244,683.40 (a)

Total Balance (Months 5, 4, 3)           $800,288,799.12 (b)

Loss Ratio Annualized  [(a/b) * (12)]             0.3669%

Trigger:  Is Ratio > 1.5%                             No
                                                                                 Oct-98             Nov-98            Dec-98

B)   Delinquency Trigger:                                                      $2,275,065.26     $2,938,228.13     $3,106,967.70
     Balance delinquency 60+ days                                                   0.89304%          1.21974%          1.35076%
     As % of Beginning Pool Balance                                                 1.24197%          1.20659%          1.15451%
     Three Month Average

Trigger:  Is Average > 2.0%                           No

C)   Noteholders Percent Trigger:                 2.3458%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                           No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer